Exhibit 10.2

Finders Fee Agreement
Between Geovic, Ltd. (Geovic) and Gregg J. Sedun (Sedun)
Effective December 1, 2005

In the event Geovic, at its sole discretion, consummates a joint venture, sale or similar business transaction; or accepts debt, public or private placement of equity or other funds, or investments from any third Party based on the efforts and contacts initiated, introduced or arranged by Sedun and in which Geovic had no previous material contact or discussion, Geovic shall pay a “Finders/Success Fee” in stock and/or cash, at Sedun’s election, at the same price as the financing under this Agreement, for the following aggregate or staged amount of benefits received:

Aggregate Benefit	Finders Fee, %	Increment, $
Up to $300,000	10.0	30,000
$300,000 to $1,000,000	7.5	52,500
$1,000,000 to $2,000,000	5.0	50,000
$2,000,000 to $3,000,000	3.0	30,000
$3,000,000 to $4,000,000	2.0	20,000
$4,000,000 to $5,000,000	1.0	10,000
$5,000,000 to $10,000,000	0.5	25,000
		217,500	Max Fee

This agreement is based on success and expenses will only be reimbursed for travel and activities requested and pre-approved in writing by an Officer or Director of Geovic.

This Agreement will terminate on March 1, 2007; however, Sedun shall have 12 months of full “tail coverage” for contacts that consummate a transaction within such time with Geovic and that were duly introduced by Sedun prior to March 1, 2007.

Payment will be due and payable upon closing each financing herein applicable.

This Agreement is based on Policy 5.1 of the TSX Venture Exchange and for all purposes, this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in Colorado.

This Agreement specifically covers contacts made by Sedun with respect to the FG Group and the Endeavour Group based in Vancouver, Canada.

/s/ Gregg J. Sedun	/s/ David C. Beling
Gregg J. Sedun	Geovic, Ltd.
David C. Beling
Executive Vice President & COO
Suite 1600, 777 Dunsmuir Street	743 Horizon Court # 300 A
PO Box 10425, Pacific Centre	Grand Junction, CO 81506
Vancouver, BC V7Y 1K4
Tel: (604) 682-2113 Ext. 255	Tel: (970) 256-9681
Fax: (604) 688-0078	Fax (970) 256-9241
Email: sedun@diamondfields.com	dbeling@geovic.net